EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

               We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sabre Holdings Corporation and to the incorporation by reference therein of our report dated January 18, 1999, except for Note 14, as to which the date is March 16, 1999, with respect to the consolidated financial statements and schedule of The Sabre Group Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          ERNST & YOUNG LLP

Dallas, Texas
March 8, 2000